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                                                                    EXHIBIT 11.1

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


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
                                                                    FOR THE THREE MONTHS ENDED MARCH 31,
                                                ---------------------------------------------------------------------------------
                                                                  1998                                      1997
                                                ---------------------------------------   ---------------------------------------
                                                  Income         Shares       Per-Share     Income         Shares       Per-Share
                                                (Numerator)   (Denominator)    Amount     (Numerator)   (Denominator)    Amount
                                                -----------   -------------   ---------   -----------   -------------   ---------
Net income                                      $     3,261                               $     2,617

BASIC EPS
Income available
  to common shareholders                        $     3,261           4,659   $    0.70   $     2,617           4,659   $    0.56
                                                                              =========                                 =========

EFFECT OF DILUTIVE SECURITIES
  Stock options                                                         123                                        75
                                                              -------------                             -------------

DILUTIVE EPS
Income available to common shareholders
  + assumed conversions                         $     3,261           4,782   $    0.68   $     2,617           4,734   $    0.55
                                                ===========   =============   =========   ===========   =============   =========
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